UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2015 (April 3, 2015)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

California	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 Fourteenth Street, Suite A-2, A-4, A-6, Ramona, CA	92065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 3, 2015, James Blazeck, a director of the registrant, and Secretary of the registrant resigned from all positions.

On April 9, 2015, Stan Shaul, a director of the registrant, and the Treasurer of the registrant, resigned from his position as Treasurer.  Mr. Shaul remains a director of the registrant.

None of the above persons identified above had any disagreement with the registrant on any matter relating to the registrant’s operations, policies, or practices.

On April 9, 2015, Lori Stansfield, 55, was appointed a director of the registrant, to serve in such capacity, and named the registrant’s Treasurer, to serve in such capacity at the pleasure of the registrant’s Board of Directors.

Ms. Stansfield has been the registrant’s Chief Financial Officer since May 27, 2014. For the six years prior to joining Mentor, Lori was Director of Audit Services for Robert R. Redwitz & Co., in San Diego, California. She has taught, written about, managed, audited and prepared financial statements during the past thirty years.  She graduated Magna cum Laude in accounting from the University of Colorado in Denver and also received a Masters Degree in marketing there. She is certified as a public accountant in both Colorado and California.  Ms. Stanfield has no affiliated or conflicting outside business interests.

On April 9, 2015, Robert Meyer, a director of the registrant, was named as the registrant’s Secretary, to serve in such capacity at the pleasure of the registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date:

April 9, 2015

By:

/s/ Chester Billingsley

Chester Billingsley, Chairman and Chief Executive Officer